UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2025

Douglas Emmett, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-33106	20-3073047
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

1299 Ocean Avenue, Suite 1000	,	Santa Monica	,	California	90401
(Address of principal executive offices)					(Zip Code)

Registrant’s telephone number, including area code:    (310) 255-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	DEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2025, the board of directors (the “Board”) of Douglas Emmett, Inc. (the “Company”) approved the appointment of Kenneth M. Panzer, the Chief Operating Officer of the Company, to the position of President of the Company, effective as of December 4, 2025. Following this appointment, Mr. Panzer will serve as President and Chief Operating Officer. There are i) no arrangements or understandings between Mr. Panzer and any other persons pursuant to which he was appointed as President, ii) no family relationships that exist among any of the Company’s directors or executive officers and Mr. Panzer, iii) no changes to Mr. Panzer’s compensation arrangements, as previously disclosed in the Company’s definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on April 18, 2025 (the “Proxy Statement”) that have been made in connection with his appointment as President and iv) no direct or indirect material interests in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K other than as described in the Proxy Statement. For more information about Mr. Panzer, please see the Proxy Statement.

In connection with the appointment of Mr. Panzer as President of the Company, Jordan L. Kaplan, currently the Company’s Chairman, Chief Executive Officer and President, will cease to serve as President. Mr. Kaplan will continue to serve as the Company’s Chairman and Chief Executive Officer, and his existing compensation arrangements, as previously disclosed in the Proxy Statement, remain in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOUGLAS EMMETT, INC.

Dated:	December 9, 2025	By:	/s/ PETER D. SEYMOUR
Peter D. Seymour
Chief Financial Officer